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                                  EXHIBIT 23.2


               Consent of Independent Certified Public Accountants


Board of Directors
Neomedia Technologies, Inc.


We consent to the incorporation by reference of our independent auditors' report dated March 28, 2002 on the consolidated statement of balance sheet as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, included in this Form 10-K, into the Company's previously filed Registration Statements (File Nos. 333-80591, 333-42477, 333-36098, 333-51811, 333-77659, and 333-33738).


/s/ STONEFIELD JOSEPHSON, INC.

Irvine, California
March 28, 2002